UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2018

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 29, 2018, Pebblebrook Hotel Trust (the “Company”) convened its 2018 Annual Meeting of Shareholders. The matters on which the shareholders voted on June 29, 2018, in person or by proxy, were:

(i)	the election of the trustees of the Company to serve until its 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2018;

(iii)	the approval, in an advisory and non-binding vote, of the compensation of the Company’s named executive officers;
All of the trustee nominees were elected, the ratification to select the independent registered public accountants was approved, and the compensation of the Company’s named executive officers was approved. The results of the voting were as set forth below.
Proposal 1 - election of trustees:

Trustee	Votes For	Votes Against	Abstentions
Jon E. Bortz	63,801,084	221,625	309,605
Cydney C. Donnell	63,726,162	601,310	4,842
Ron E. Jackson	64,157,675	169,055	5,584
Phillip M. Miller	63,281,130	1,047,199	3,985
Michael J. Schall	63,695,714	631,103	5,497
Earl E. Webb	63,669,257	659,050	4,007
Laura H. Wright	64,104,153	223,442	4,719

Proposal 2 - ratification of the appointment of independent registered public accountants:

Votes For	Votes Against	Abstentions
65,671,409	902,972	6,693

Proposal 3 - approval of compensation of named executive officers:

Votes For	Votes Against	Abstentions
62,463,144	1,848,709	20,461

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

July 2, 2018	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary